UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant	[ X ]
Filed by a Party other than the Registrant	[	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[	]	Definitive Proxy Statement
[ X	]	Definitive Additional Materials
[	]	Soliciting Material Pursuant to § 240.14a-12

Pioneer Natural Resources Company

(Name of Registrant as Specified in Its Charter)

_____________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X	]	No fee required.
[	]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
______________________________________________________________

(2)	Aggregate number of securities to which transaction applies:

______________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

______________________________________________________________

(4)	Proposed maximum aggregate value of transaction:

______________________________________________________________

(5)	Total fee paid:

______________________________________________________________

[	]	Fee paid previously with preliminatyr materials.
[	]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

______________________________________________________________

(2)	Form, Schedule or Registration Statement No.:

______________________________________________________________

(3)	Filing Party:

______________________________________________________________

(4)	Date Filed:

______________________________________________________________

[The following letter was mailed by Pioneer Natural Resources Company to certain holders of its common stock on June 2, 2009.]

[PIONEER NATURAL RESOURCES, COMPANY LETTERHEAD]

June 2, 2009

Dear Shareholder:

By this time, you should have received proxy solicitation material and the 2008 Annual Report or a Notice for the Pioneer Natural Resources Company Annual Meeting of Stockholders to be held on Wednesday, June 17, 2009.

In the event that you have not yet voted your proxy, we have enclosed a duplicate for your use. Please sign and date the proxy and mail it promptly so you can participate in our meeting through the stockholder voting process.

You may also use one of the following simple methods for promptly providing your voting instructions:

1.	Vote by telephone. Call the toll-free number listed for this purpose on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.
2.	Vote by Internet. Go to the website www.proxyvote.com listed on your voting instruction form. Have your 12-digit control number listed on the form ready and follow the simple instructions.

If your proxy has already been voted, please disregard this letter. We appreciate your support and continuing interest in Pioneer Natural Resources Company.

Very truly yours,
/s/ Mark H. Kleinman
Mark H. Kleinman
Corporate Secretary

Enclosure